Exhibit 99.1


             Noted Scientist in Autoimmune Diseases Joins
                Advanced Biotherapy's Scientific Board


    WOODLAND HILLS, Calif.--(BUSINESS WIRE)--March 3, 2005--Advanced Biotherapy, Inc. (OTCBB:ADVB), dedicated to pioneering the development and use of therapeutic antibodies, announced today that Dr. Yehuda Shoenfeld, one of the world's foremost immunologists and Director of the Center for Autoimmune Diseases at the Sheba Medical Center, Israel's largest hospital, has joined the Company's scientific advisory board.
    Edmond Buccellato, CEO of Advanced Biotherapy, commented: "We are honored to have Dr. Shoenfeld join our board and look forward to his contribution and depth of knowledge regarding the emergence of our therapeutic strategy in treating autoimmune diseases." As the Incumbent of the Laura Schwarz-Kipp Chair for Research of Autoimmune Diseases in Tel-Aviv University, his clinical and scientific works have focused on autoimmune/rheumatic diseases, and he has published more than 1000 papers in peer-reviewed journals such as New England Journal of Medicine and Lancet, among other notable scientific journals, and has authored and edited 10 books, some of which are cornerstones in science and clinical practice, such as "The Mosaic of Autoimmunity," "Infections and Autoimmunity" and the textbook "Autoantibodies." He is on the editorial board of 32 journals in the field of rheumatology and autoimmunity, and is founding editor of both the Israel Medical Association Journal, the representative journal of science and medicine in the English language in Israel, and Autoimmunity Reviews. Recently Dr. Shoenfeld received the distinguished Carol Nachman Award for Rheumatology 2004 for outstanding innovative research work in the field of clinical and experimental rheumatology. We look forward to our collaboration with him.

    About Advanced Biotherapy

    The Company has demonstrated the effectiveness of its pioneering scientific strategy in the use of therapeutic antibodies by conducting investigational clinical trials treating patients suffering from AIDS, multiple sclerosis, rheumatoid arthritis, corneal transplant rejection, uveitis and certain autoimmune skin conditions, including psoriasis and alopecia, all Th-1 mediated autoimmune diseases which appear to have the same proinflammatory Th-1 activity. Advanced Biotherapy is headquartered in Los Angeles, with laboratories in Columbia, Md. The company has an extensive patent portfolio, including 6 issued patents and over 38 patents pending.

    Statements made in this news release, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Some of these forward-looking statements may be identified by the use of words in the statements such as "hope," "appears," "may," "goal," "anticipate," "estimate," "expect," "project," "intend," "planning or plans," "believe," "could," or other words and terms of similar meaning. The risks and uncertainties which may affect the development, operations and results of our business include, but are not limited to, the following: risks associated with clinical trials, the uncertainties of research and product development programs, the uncertainties of the regulatory approval process, the risks of competitive products, the risks of our current capital resources, the uncertainties as to the availability of future capital and our future capital requirements, and the risks associated with the extent and breadth of the Company's patent portfolio. There are no assurances that the Company's product candidates will receive regulatory approval. The foregoing discussion of the pending clinical investigations and the effect of the patents issued and pending involves risks and uncertainties, including, but not limited to, the risks that third parties may be successful in challenging such patents, or that granted claims may be held invalid or interpreted differently by a court of law, or that new technologies will be developed that are superior in treating the diseases targeted by Advanced Biotherapy, Inc. Readers are cautioned not to place reliance on these forward-looking statements, which speak only as of the date the statements were made. See the Company's public filings with the Securities and Exchange Commission for further information about risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements, including the section captioned "Factors That May Affect The Company" contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.


    CONTACT: Advanced Biotherapy, Inc.
             Edmond Buccellato, 818-883-6716
             Fax: 818-883-3353
             Email: ed@advancedbiotherapy.com
             Website: www.advancedbiotherapy.com